Exhibit 99.2

Unaudited Condensed Consolidated Financial Statements as of June 30, 2006 and for the six

months ended June 30, 2006 and 2005

Introduction to the Unaudited Condensed Consolidated Financial Statements

Following are the unaudited condensed consolidated financial statements of CipherTrust, Inc. and subsidiaries as of June 30, 2006 and for the six months ended June 30, 2006 and 2005. These financial statements were prepared using CipherTrust’s historical presentation and do not reflect any reclassification required to conform to the financial statement presentation of Secure.

These financial statements were prepared by the management of CipherTrust, are unaudited, and include all adjustments necessary for a fair presentation of the financial condition, results of operations and cash flows for the periods presented on a stand alone basis. However, these results are not necessarily indicative of results for any other interim period or the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed in accordance with the quarterly reporting requirements of the Securities and Exchange Commission.

CIPHERTRUST, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED

BALANCE SHEET

AS OF JUNE 30, 2006

(in thousands)

Assets
Current assets:
Cash and cash equivalents	$14,881
Investments	5,440
Accounts receivable, net	13,213
Other current assets	2,393

Total current assets	35,927
Property and equipment, net	2,166
Other assets	3,106

Total assets	$41,199

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,605
Accrued payroll	2,464
Other accrued expenses	2,331
Deferred revenue	23,188

Total current liabilities	31,588
Deferred revenue – long term	11,064

Total liabilities	42,652

Stockholders’ deficit:
Preferred stock	9
Common stock	5
Additional paid-in capital	15,625
Accumulated deficit	(17,079)
Accumulated other comprehensive loss	(13)

Total stockholders’ deficit	(1,453)

Total liabilities and stockholders’ deficit	$41,199

See Notes to the Unaudited Condensed Consolidated Financial Statements.

CIPHERTRUST, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(in thousands)

	2006	2005
Revenues:
Products	$17,811	$13,439
Services	10,259	7,648

Total revenues	28,070	21,087
Cost of revenues:
Products	4,288	3,745
Services	2,263	1,891

Total cost of revenues	6,551	5,636

Gross profit	21,519	15,451
Operating expenses:
Selling and marketing	19,505	13,865
Research and development	3,891	1,953
General and administrative	2,451	2,447

Total operating expenses	25,847	18,265

Operating loss	(4,328)	(2,814)
Other income	566	159

Loss before income tax expense	(3,762)	(2,655)
Income tax expense	(216)	(3)

Net loss	$(3,978)	$(2,658)

See Notes to the Unaudited Condensed Consolidated Financial Statements.

CIPHERTRUST, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(in thousands)

	2006	2005
Cash flows from operating activities:
Net loss	$(3,978)	$(2,658)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	1,012	11
Depreciation and amortization	951	971
Provision for billing adjustments and doubtful accounts	563	288
Proceeds on sales of accounts receivable	—	3,056
(Increase)/decrease in:
Accounts receivable	(5,206)	4,841
Other current assets	901	(1,737)
Other assets	(293)	4
Increase/(decrease) in:
Accounts payable	758	476
Accrued payroll and other accrued expenses	451	(1,691)
Deferred revenue	6,454	100
Other long-term liabilities	—	(399)

Net cash provided by operating activities	1,613	3,262
Cash flows from investing activities:
Purchases of short-term investments	(3,545)	(7,002)
Maturities of short-term investments	4,456	—
Purchases of property and equipment	(1,033)	(1,532)

Net cash used in investing activities	(122)	(8,534)
Cash flows from financing activities:
Proceeds from issuance of common and preferred stock	94	130
Redemption and retirement of Series A preferred stock	(5,000)	—

Net cash (used in) provided by financing activities	(4,906)	130

Net decrease in cash and cash equivalents	(3,415)	(5,142)
Cash and cash equivalents, beginning of period	18,296	23,545

Cash and cash equivalents, end of period	$14,881	$18,403

Supplemental disclosure of cash paid during the period for:
Interest	$4	$84
Income taxes	—	$1,569

See Notes to the Unaudited Condensed Consolidated Financial Statements.

CIPHERTRUST, INC. AND SUBSIDIARIES

Notes to the Unaudited Condensed Consolidated Financial Statements

(1)	Basis of Presentation and Summary of Significant Accounting Policies

(a)	Description of Business

CipherTrust, Inc. (CipherTrust or the Company) operates in the security software industry. CipherTrust’s products address messaging security by combining the five e-mail security components of spam and fraud prevention, virus and worm protection, policy and content compliance, e-mail privacy, and intrusion prevention into a single appliance known as IronMail. The Company distributes its products both directly and indirectly, through a North American-based direct sales force and a global network of certified distributors, resellers, and business partners.

The Company is headquartered in Alpharetta, Georgia and maintains sales offices in other locations within the United States, Canada, United Kingdom, Netherlands, France, Germany, Hong Kong, China, Singapore, Japan, and Australia. The Company was incorporated on February 16, 2000 in the state of Georgia.

The Company sells its products and services into a broad variety of industries, including state and local governments and the U.S. government and affiliated agencies. The Company’s business is subject to significant risks and uncertainties as a result of competition, dependence on key personnel, need for capital, management of rapid growth, and rapidly evolving technology and markets, among others. Negative developments in these or other risk factors could have a material adverse effect on its financial position, results of operations, and cash flows.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of CipherTrust, Inc. and its wholly owned subsidiaries: CipherTrust Canada Limited, CipherTrust Europe Limited, CipherTrust Netherlands BV, CipherTrust France EURL, CipherTrust Germany GmbH, CipherTrust Hong Kong Limited, CipherTrust Singapore Pte. Limited, CipherTrust K.K (Japan), and CipherTrust Australia PTY Limited. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenue, cost of revenue and operating expenses during the reporting periods. Significant items subject to such estimations and assumptions include, among other things, recognition and deferral of revenue, the carrying amount of property and equipment and valuation allowances for receivables, inventories, and deferred income taxes. The Company bases its estimates on historical experience and on various assumptions that the Company believes to be reasonable under the circumstances. Actual results may differ from these estimates.

(d)	Revenue Recognition

The Company derives product revenue from the sale and licensing of its IronMail appliance, which includes a perpetual licensing arrangement for the embedded IronMail software, and may include time-based licensing arrangements related to the license of third-party software for anti-virus protection. The Company derives services revenue from sales of post-contract customer support (PCS) and training, installation and consultative services (collectively, professional services).

The Company recognizes product revenue in accordance with Statement of Position (SOP) No. 97-2, Software Revenue Recognition, and SOP No. 98-9, Modification of SOP No. 97-2, Software Revenue Recognition, with Respect to Certain Transactions and related interpretations, specifically when the following criteria are met: (1) persuasive evidence of an agreement exists; (2) delivery of the appliance has occurred; (3) the fee is fixed or determinable; and (4) collectibility is probable. SOP 98-9 requires recognition of revenue using the “residual method” when (1) there is vendor specific objective evidence (VSOE) of the fair values of all undelivered elements in a multiple-element arrangement; (2) VSOE of fair value does not exist for one or more of the delivered elements in the arrangement; and (3) all revenue recognition criteria in SOP 97-2 are satisfied, other than the requirement for VSOE of fair value for each delivered element of the arrangement. In cases where the Company is not able to establish VSOE on the undelivered elements, the Company defers all revenue until VSOE is established on any undelivered elements or until PCS and any time-based licenses are the only undelivered elements, at which time the Company recognizes revenue ratably over the longer of the PCS period or the time-based license term.

The Company’s services revenue consists of fees generated from PCS and professional services. Revenue from professional services, which are offered and billed as separate elements of arrangements and typically at daily rates, is recognized upon performance of the related services. The functionality of the appliance sold is not dependent on installation and training services. PCS is offered as a separate element and all PCS arrangements include the right to unspecified upgrades on a when-and-if available basis. Revenue related to sales of PCS is typically billed in advance, classified as deferred revenue and recognized ratably over the term of the related PCS agreement.

In accordance with the Financial Accounting Standards Board’s (FASB) Emerging Issues Task Force Issue No. 01-14, Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred, the Company recognizes amounts associated with reimbursements from customers for out-of-pocket expenses as revenue. Such amounts have been classified as services revenue and cost of services revenue in the accompanying consolidated financial statements. The total amount of expense reimbursement recorded as services revenue and cost of services revenue for the six-months ended June 30, 2006 and 2005 was $23,003 and $19,708, respectively.

A significant portion of the Company’s product and services revenue is derived from a global network of certified distributors, resellers, and business partners (collectively, resellers). The Company has developed and maintains a detailed program to establish and monitor the quality and creditworthiness of its resellers. Revenue from sales and licensing of products and services through resellers is recognized when all the criteria for revenue recognition are met using the sell-through method.

The Company’s revenue recognition policy is significant because its revenue is a key component of its results of operations. The Company follows specific and detailed guidelines in measuring revenue; however, certain judgments and estimates affect the application of the revenue recognition policy described above. Further, assessment of collectibility is particularly critical in determining whether or not revenue should be recognized. The Company also records provisions for anticipated billing adjustments and sales allowances on product and service related revenue at the time the related revenue is recorded. These estimates are based on historical sales and services allowances, analysis of customer credits and other known factors. If future sales credits prove to be greater than the historical data and the estimates used to calculate these provisions, additional provisions could be required in the future.

(e)	Deferred Revenue

Deferred revenue represents amounts billed to or collected from customers prior to meeting all the criteria for revenue recognition in the case of products and completing performance under time-based arrangements in the case of PCS, time-based licenses, professional services and other messaging security-related services. The Company sells its services under contractual arrangements that range from as short as one day for professional services and up to five years for PCS and time-based licenses. Deferred revenue from such arrangements expected to be recognized beyond one year is classified as a noncurrent liability in the accompanying unaudited condensed consolidated balance sheets.

Additionally, when the Company defers product revenue, the hardware cost and any license cost associated with third-party software of the related appliance and software are deferred and recognized as the associated product revenue is recognized. These deferred costs of revenue are included in other current assets and other assets in the accompanying unaudited condensed consolidated balance sheets, depending on whether the initial term of the arrangement is one year or less or greater than one year.

If the Company does not have a legal right to collect a billed receivable, the Company removes the related accounts receivable and deferred revenue from the consolidated balance sheet.

(f)	Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses were $347,461 and $645,148, for the six-months ended June 30, 2006 and 2005, respectively, and are included in sales and marketing expenses in the accompanying unaudited condensed consolidated statements of operations.

(g)	Research and Development and Software Development Costs

Research and development costs consist primarily of salaries and benefits, third-party software development, and allocated overhead costs to support product development. These costs are expensed as incurred. Significant software development costs incurred subsequent to establishing the technological feasibility of the related software product are capitalized and amortized in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Software development costs incurred after technological feasibility has been established have not been significant and have been charged to research and development expense.

(h)	Share-Based Compensation

Prior to January 1, 2006, the Company accounted for share-based employee compensation plans under the measurement and recognition provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. In accordance with SFAS No. 123 and SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, the Company provided pro forma net loss disclosures for each period prior to the adoption of SFAS No. 123(R), Share-Based Payment, as if the Company had applied the fair value-based method in measuring compensation expense for share-based compensation plans.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), using the modified prospective transition method. Under that transition method, the Company recognized compensation expense for share-based payments that vested during the six months ended June 30, 2006 using the following valuation methods: (a) for share-based payments granted prior to, but not yet vested as of, January 1, 2006, the grant date fair value was estimated in accordance with the original provisions of SFAS No. 123, and (b) for share-based payments granted on or after January 1, 2006, the grant date fair value was estimated in accordance with the provisions of SFAS No. 123(R). Because the Company elected to use the modified prospective transition method, results for prior periods have not been restated. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment, which provides supplemental implementation guidance for SFAS No. 123(R). The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R). See Note 5 for information on the impact of the Company’s adoption of SFAS No. 123(R) and the assumptions used to calculate the fair value of share-based employee compensation.

(i)	Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires companies to recognize deferred income tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities and for net operating losses and tax credit carryforwards. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. SFAS No. 109 also requires that deferred income tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred income tax asset will not be realized. The Company evaluates the realizability of its deferred income tax assets and establishes a valuation allowance to reduce its deferred income tax assets based on an assessment of the likelihood of their realization. The Company evaluates certain relevant criteria, including deferred income tax liabilities that can be used to offset deferred income tax assets, estimates of future taxable income of appropriate character within the carryforward period available, and tax planning strategies in making this assessment.

(j)	Foreign Currency

The functional currency of the Company’s foreign operations has been determined to be the U.S. dollar. As a result, those subsidiaries’ assets and liabilities are remeasured at period-end exchange rates and income statement items are remeasured at average exchange rates prevailing during the period. The resulting exchange adjustments are included in the accompanying unaudited condensed consolidated statements of operations.

(2)	Property and Equipment, Net

Property and equipment, net, consists of the following:

2006
Computer equipment	$3,069,960
Equipment for customer evaluations	3,258,621
Purchased software	342,793
Furniture and fixtures	334,928
Leasehold improvements	130,684

7,136,986
Less: accumulated depreciation and amortization	(4,970,541)

$2,166,445

Depreciation and amortization on property and equipment was $950,825 and $971,194 for the six-months ended June 30, 2006 and 2005, respectively, and is allocated based on headcount to each respective operating expense category with the exception of depreciation on equipment for customer evaluations which is charged to sales and marketing expense.

(3) Related-Party Transactions

(a)	Operating Lease

In October 2003, the Company entered into a lease for its corporate headquarters of approximately 33,642 square feet located in Alpharetta, Georgia. On October 31, 2003 the Company entered into a sublease agreement with AirDefense, Inc. (AirDefense), subleasing approximately 13,997 square feet of the premises. AirDefense is controlled by a stockholder of the Company and associates of the stockholder. AirDefense is obligated via the sublease agreement to pay its pro rata share of the monthly base rental payment through the term of the lease. The lease provides for a free rent period of three months with the first payment due February 2004. The Company records lease expense based on its ratable portion of the total lease obligation on a straight-line basis.

The Company has reflected $201,858 and $143,472 of lease expense and $65,086 and $63,826 of sublease income in the statement of operations in general and administrative expenses for the six-months ended June 30, 2006 and 2005, respectively.

(b)	Software License

The Company sublicenses certain internal use software from Jupiter Ventures, LLC (Jupiter) under a sublicense arrangement. Jupiter is controlled by a stockholder and associates of the stockholder. The sublicense agreement dated December 27, 2002 is for two years and includes renewal terms. In December 2004 and 2005, the Company renewed the sublicense for a term of one additional year each. The payment terms provide that the Company pay a license fee to Jupiter in the amount of $10,250 quarterly. The Company acts as the primary point of contact with the software vendor and is billed directly for the quarterly license fee due by the software vendor. The Company then allocates the software license costs through a cost-sharing agreement with Vigilar, Inc. (Vigilar) and AirDefense based on headcount of the respective company. Vigilar is controlled by a stockholder of the Company and associates of the stockholder. For the six-months ended June 30, 2006 and 2005, the Company has recorded $21,012 and $20,250 respectively, as general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations related to its portion of the license fee. The initial hardware cost of $23,719 was shared equally among the three companies (the Company, Vigilar, and AirDefense) with the Company’s portion being $7,906.

(c)	Travel Service Expenses

During the six-months ended June 30, 2006 and 2005, AirDefense billed the Company $20,369 and $23,661, respectively, for travel services provided to the Company, which are included in the Company’s sales and marketing expenses in the accompanying unaudited condensed consolidated statements of operations. The travel services relate to the procurement of airline travel, hotel reservations, and ground transportation for the Company’s employees for business-related travel.

(d)	Shared International Sales Resources

During 2006 and 2005, certain employees of the Company’s sales office in the United Kingdom provided sales and marketing services to Air Defense. During the six-months ended June 30, 2006 and 2005, the Company billed Air Defense $425,512 and $274,964 for such services and such amounts are included as a reduction in sales and marketing expenses in the accompanying unaudited condensed consolidated statements of operations for the six-months ended June 30, 2006 and 2005.

(e)	Investors and Reseller

In February 2004, the owner of The Herjavec Group (Herjavec), a reseller for the Company, Greylock Partners (Greylock) and Silicon Valley Bank, the Company’s commercial bank, purchased shares of Company Series B Convertible Preferred Stock. In addition, in connection with the Series B preferred stock financing, a general partner of Greylock joined the Company’s board of directors. These investors have purchased product and services from the Company as further described below.

(i)	Herjavec

In August 2004, the Company entered into a Reseller Partner Agreement (the Reseller Agreement) with Herjavec, a shareholder, to sell the Company’s products and services in Canada. In April 2005, Herjavec entered into an International Distribution Agreement (the Distribution Agreement) whereby Herjavec was granted exclusive rights to distribute the Company’s products and services in Canada. In connection with the Distribution Agreement, Herjavec placed an initial stocking order for approximately $1.0 million of IronMail hardware and immediately paid such amount in cash. Under the Company’s revenue recognition policy, no revenue was recognized related to this purchase until such time that Herjavec shipped such inventories to end users. In October 2005, the Company and Herjavec entered into a Termination Agreement which terminated the Distribution Agreement and reinstituted the terms of the original Reseller Agreement. During the period under the Distribution Agreement, Herjavec sold approximately $125,000 of IronMail hardware from the original stocking order and also purchased PCS and anti-virus licenses totaling approximately $450,000. In connection with the Termination Agreement, the Company agreed to accept the return of a portion of Herjavec’s unsold product for which the Company issued credit for the then open accounts receivables from Herjavec of approximately $450,000. During the six-month periods ended June 30, 2006 and 2005, the Company had net billings to Herjavec of $450,271 and $1,448,231, respectively. Revenue recognized for the six-months ended June 30, 2006 and 2005 was $315,191 and $421,161, respectively. As of June 30, 2006, $642,867 was deferred and included in deferred revenue in the unaudited condensed consolidated balance sheet.

(ii)	Greylock Partners

During 2006 and 2005, Greylock Partners purchased the Company’s IronMail products and services. During the six-months ended June 30, 2006 and 2005, the Company had net billings to Greylock Partners and corresponding revenue, respectively, of $4,780 and $4,345; and $2,317 and $2,139, respectively.

(iii)	Silicon Valley Bank

For the six-months ended June 30, 2006 and 2005, Silicon Valley Bank purchased the Company’s IronMail products and services resulting in billings to Silicon Valley Bank of $39,952 and $145,805, respectively, and revenue of $27,672 and $0, respectively.

(f)	Summary of Related-Party Transactions

As a result of the transactions above, the Company has recognized revenue for products and services sold to Herjavec, Vigilar, Greylock Partners, and Silicon Valley Bank during the six-months ended June 30, 2006 and 2005 as follows:

	2006	2005
Herjavec	$315,191	$421,161
Vigilar	85,138	—
Greylock Partners	2,317	2,139
Silicon Valley Bank	27,672	—

Total revenue	$430,318	$423,300

The Company’s accounts receivable, and accounts payable in the unaudited condensed consolidated balance sheet at June 30, 2006 include the following amounts:

Related Party	2006
Herjavec:
Accounts receivable	$244,788
Vigilar:
Accounts receivable	149,523
Air Defense:
Accounts receivable	165,129
Accounts payable	20,369
Air2Web:
Accounts payable	4,058

Total accounts payable	$24,427

Total accounts receivable	$559,440

(4)	Bank Line of Credit

On August 20, 2003, the Company executed a revolving line of credit facility (the facility) with a commercial bank (the bank) in the amount of $2.0 million maturing in August 2004. On August 21, 2004, the Company entered into a loan modification agreement with the bank modifying the facility’s terms and conditions. The loan modification agreement included an amendment to increase the committed revolving line up to $5.0 million from $2.0 million and extended the maturity date to October 20, 2005. On October 2, 2005, the Company entered into a loan modification agreement with the bank in further modifying the facility’s terms and conditions. The loan modification agreement extended the maturity date to October 19, 2006 as well as modified certain covenants.

Borrowings under the facility bear interest at the greater of: (1) the bank’s prime rate, plus 0.25% (8.50% at June 30, 2006) or (2) 4% per annum. Alternative interest rates apply if the Company maintains three consecutive quarters of profitability or in the event of default. Borrowings under the facility are limited to $5.0 million, so long as the Company maintains $15.0 million in cash with the bank, or in the event that a cash balance of $15.0 million is not maintained with the bank, borrowings are limited to the lesser of (1) 80% of eligible accounts receivable, as defined in the agreement, or (2) $5.0 million.

The facility is secured by all of the Company’s assets, except its intellectual property. The Company has provided a negative pledge to the bank on its intellectual property which prohibits the Company from pledging its intellectual property to any other entity. The facility requires compliance with various covenants, including established liquidity ratios and tangible net worth requirements among others.

At December 31, 2005, the Company was not in compliance with the covenant regarding consent related to the change in the Company’s Chief Executive Officer and, as a result, no amounts were available for borrowing under the facility. On June 7, 2006, the bank formally affirmed their consent to the Chief Executive Officer change and waived the covenant violation. There were no borrowings by the Company under the facility during the six-months ended June 30, 2006 and 2005, and consequently, no amounts outstanding under the facility as of June 30, 2006.

In April 2006, the Company entered into a Stock Purchase Agreement with a shareholder of the Company whereby the Company purchased 1,428,571 shares of Series A-1 Preferred Stock from the shareholder for $5.0 million or $3.50 per share in cash. These shares were retired upon purchase.

As a result of the stock purchase transaction, the Company was not in compliance with the covenants under this facility which requires prior written consent from the bank for such stock purchases. On July 6, 2006, the bank formally waived this covenant violation. In addition, the covenants under the line of credit require the Company to maintain tangible net worth of greater than $2.0 million. As a result of the stock purchase transaction, the Company’s tangible net worth is less than $2.0 million and, therefore, the Company is not currently eligible to borrow any amounts under the facility.

(5)	Share-Based Compensation

Description of Plans

2000 Stock Option Plan

Under the 2000 Stock Option Plan (2000 Plan), the Company may grant incentive and non-qualified stock options to employees and key persons affiliated with the Company, as defined. There was a total of 11.6 million shares authorized under the 2000 Plan at June 30, 2006. Options vesting terms typically range from two to four years and the options expire no more than seven years from date of grant. Certain key employees have accelerated vesting in the event of a change of control at varying percentages of their outstanding options ranging from 25% to 100%.

Impact of the Adoption of SFAS No. 123(R)

See Note 1 for a description of the Company’s adoption of SFAS No. 123(R), on January 1, 2006. A summary of the share-based compensation expense that the Company recorded in accordance with SFAS No. 123(R) for the six months ended June 30, 2006 for stock options is as follows (in thousands):

Cost of product revenues	$8
Selling and marketing	545
Research and development	210
General and administrative	249

Increase of loss before income taxes	$1,012

Determining Fair Value

Valuation and Amortization Method. The Company estimates the fair value of stock options granted using the Black-Scholes option valuation model. For options granted before January 1, 2006, the Company amortizes the fair value on an accelerated basis. For options granted on or after January 1, 2006, the Company amortizes the fair value on a straight-line basis. All options are amortized over the requisite service periods of the awards, which are generally the vesting periods. For restricted stock, the fair value is calculated as the market price on date of grant and the Company amortizes the fair value on a straight-line basis over the requisite service period of the award, which is generally the vesting period.

Expected Term. The expected term of options granted represents the period of time that they are expected to be outstanding. The Company estimates the expected term of options granted based on historical exercise patterns, which the Company believes are representative of future behavior. The Company’s estimate of the expected life of new options granted to the Company’s employees is 3.0 years. The Company has examined its historical pattern of option exercises in an effort to determine if there were any discernable patterns of activity based on certain demographic characteristics. Demographic characteristics tested included age, salary level, job level and geographic location. The Company has determined that there were no meaningful differences in option exercise activity based on the demographic characteristics tested.

Expected Volatility. The Company estimates the volatility of the Company’s common stock at the date of grant based on an average of the volatility of comparable public companies in the same industry as the Company. The Company’s decision to use this volatility instead of historical and implied volatility was based upon lack of historical data and lack of actively traded options on the Company’s common stock.

Risk-Free Interest Rate. The Company bases the risk-free interest rate that the Company uses in the Black-Scholes option valuation model on the implied yield in effect at the time of option grant on U.S. Treasury zero-coupon issues with equivalent remaining terms.

Dividends. The Company has never paid cash dividends on the Company’s common stock and the Company does not anticipate paying cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes option valuation model.

Forfeitures. SFAS No. 123(R) requires the Company to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting option forfeitures and record share-based compensation expense only for those awards that are expected to vest. For purposes of calculating pro forma information under SFAS No. 123 for periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

The Company used the following assumptions to estimate the fair value of options granted for the six months ended June 30, 2006 and 2005, respectively:

	2006	2005
Average expected terms (years)	3.0	3.0
Weighted-average volatility	55%	55%
Risk-free interest rate	4.8%	3.8%
Dividend yield	—	—

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in the Company’s opinion, the existing models do not necessarily provide a reliable single value of the Company’s options.

Share-Based Compensation Expense and Stock Option Activity

The Company recorded $1.0 million in stock option compensation expense for the six months ended June 30, 2006. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted average period of 2.7 years.

A summary of stock option activity during the six months ended June 30, 2006 is as follows:

	Stock Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life (Years)
Outstanding at December 31, 2005	4,426,748	$1.94	4.9
Granted	1,600,800	2.91	6.7
Exercised	(314,153)	0.42	—
Cancelled/forfeited/expired	(288,511)	1.83	—

Outstanding at June 30, 2006	5,424,884	2.47	4.8
Exercisable at June 30, 2006	2,022,782	$1.17	5.7

The weighted average fair value of options granted during the six months ended June 30, 2006 was $2.23.

The Company received $94,000 in cash from option exercises under all share-based payment arrangements for the six months ended June 30, 2006.

Comparable Disclosure

Prior to January 1, 2006, the Company accounted for share-based compensation plans under the recognition and measurement provisions of APB Opinion No. 25 and related Interpretations. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to share-based employee compensation prior to January 1, 2006 (in thousands):

Six Months Ended June 30, 2005
Net loss, as reported	$(2,658)
Add: Stock-based employee compensation expense included in reported net loss	11
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(453)

Pro forma net loss	$(3,100)

(6)	Income Taxes

During the six months ended June 30, 2006, the company recorded an income tax expense of $216,000. The $216,000 of income tax expense is related to current income tax components such as federal and state income taxes. This is compared with $3,000 of income tax expense recorded in the six months ended June 30, 2005 which consisted of primarily of state income tax expense.

(7)	Segment and Geographic Information

The Company considers itself to be in a single industry segment, specifically licensing and servicing of appliances, which include embedded software applications. The Company’s chief operating decision maker receives financial information by geographic region; however, its operating segments are aggregated into one reportable segment based upon similar economic characteristics, products, services, and delivery methods.

Worldwide annual revenue based on customer domicile is as follows:

	Six Months Ended June 30,
	2006	2005
North America	$24,707,960	$19,144,333
Europe, Middle East and Africa	2,546,627	1,431,638
Asia Pacific	815,195	510,669

Total revenue	$28,069,782	$21,086,640

(8)	Subsequent Event

On August 31, 2006, the Company was acquired by Secure Computing Corporation (See Item 2.01 of this Current Report on Form 8-K/A).